UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2008
Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		00000

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On March 10, 2008, Herbalife Ltd. (the “Company”) posted on its website a quarterly breakout of certain historical information with respect to certain of the Company’s key metrics, organized pursuant to the Company’s new five region structure. The Company previously disclosed this information under its original seven region structure. Other than in respect of the reorganization of the information into the new five region structure, no new information was provided. A copy of the information posted on the Company’s website is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information can also be viewed on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “The Herbalife Quarterly Breakout Key Metrics — 5 Region Structure”. Additional information with respect to the Company’s change from its original seven region structure to its current five region structure can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on February 26, 2008.
The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

99.1	Herbalife Ltd. Metrics — Quarterly Breakout of Historic Metrics by New Five Region Structure

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.
March 11, 2008	By:	/s/ Brett R. Chapman
		Name:	Brett R. Chapman
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Herbalife Ltd. Metrics — Quarterly Breakout of Historic Metrics by New Five Region Structure